Exhibit 99.1

news release

For Immediate Release

Contacts:

Jean Suzuki	Larry Dennedy
(650) 454-2648	MacKenzie Partners, Inc.
Jean.suzuki@facetbiotech.com	(212) 925-5500

FACET BIOTECH RECEIVES DIRECTOR NOMINATION NOTICE

Redwood City, CA, March 31, 2009 — Facet Biotech Corporation (Nasdaq: FACT) announced today that it has received a notice of intention to nominate five candidates for election to Facet Biotech’s five-person Board of Directors at its 2009 Annual Meeting of Stockholders.  Sent by Roderick Wong, the notice states the intent to nominate Philip R. Broenniman, Robert L. Chapman, Jr., David Gale, Bradd Gold and Roderick Wong, for election to Facet Biotech’s Board of Directors.  Based on information provided by Wong to Facet Biotech, as of March 26, 2009 Wong and his nominees collectively beneficially owned 124,828 shares of Facet Biotech common stock or approximately 0.5 percent of the outstanding shares of Facet Biotech common stock. Facet Biotech’s Board of Directors is presently evaluating Wong’s nomination notice and plans to respond as appropriate in due course.

The Board and management of Facet Biotech are committed to building stockholder value and are open to all stockholder input.

Facet Biotech noted that its stockholders are not being asked to grant any proxies or take any action at this time with respect to the election of directors or any other matter that may be submitted for a stockholder vote at its 2009 Annual Meeting of Stockholders.

About Facet Biotech

Facet Biotech is a biotechnology company dedicated to advancing its pipeline of four clinical-stage products and leveraging its research and development capabilities to identify and develop new oncology drugs. Facet Biotech launched in December 2008 as a spin-off from PDL BioPharma, Inc.

NOTE: Facet Biotech and the Facet Biotech logo are considered trademarks of Facet Biotech Corporation.

Important Information/ Solicitation Participants Legend

Facet Biotech will file a proxy statement in connection with its 2009 Annual Meeting of Stockholders and advises its stockholders to read that proxy statement when it becomes available because it will contain important information. Stockholders will be able to obtain a free copy of that proxy statement and other documents (when available) that Facet Biotech files with the Securities and Exchange Commission (SEC) at the Commission’s website at www.sec.gov. That proxy statement and these other documents will also be available free of charge by directing a request to Facet Biotech Corporation, Attn: Investor Relations, 1400 Seaport Blvd., Redwood City, CA 94063, or from Facet’s website at www.facetbiotech.com.

Facet Biotech, its directors and named executive officers may be deemed to be participants in the solicitation of proxies from the Facet Biotech stockholders in connection with the 2009 Annual Meeting of Stockholders. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in Facet’s Biotech information statement filed with Amendment 7 to the Registration Statement on Form 10 filed with the SEC on December 5, 2008 and the Current Report on Form 8-K filed with the SEC on February 24, 2009. To the extent that holdings of Facet Biotech securities on the part of those individuals have changed since the date of those filings, those changes have been reflected on Statements of Changes in Ownership on Form 4 filed with the SEC. More current information regarding the interests of the directors and named executive officers of Facet Biotech will be contained in Facet Biotech’s proxy statement for its 2009 Annual Meeting of Stockholders.

Forward-looking Statements

This press release contains forward-looking statements.  Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Factors that may cause differences between current expectations and actual results are discussed in Facet Biotech’s filings with the SEC, including the “Risk Factors” section of its Annual Report on Form 10-K to be filed with the SEC. Copies of Facet Biotech’s filings with the SEC may be obtained at the “Investors” section of Facet Biotech’s website at www.facetbiotech.com. Facet Biotech expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Facet Biotech’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.